                                     TRUST UNDER
                             TENET HEALTHCARE CORPORATION
                          BOARD OF DIRECTORS RETIREMENT PLAN


        This Trust Agreement (the "Agreement") is made and entered into this 28th day of October, 1997 by and between Tenet Healthcare Corporation, a Nevada corporation (the "Company"), and United States Trust Company of New York (the "Trustee") with reference to the following facts:

        A. Company has adopted the Tenet Healthcare Corporation Board of Directors Retirement Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit A.

        B. Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan.

        C. Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan.

        D. It is the intention of the parties that this Trust shall constitute an unfunded arrangement.

        E. Since the only participants in the Plan are members of the Board of Directors of the Company who are not employees of the Company, the Plan is not subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

        F. It is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.   ESTABLISHMENT OF TRUST.

       (a) Company hereby deposits with Trustee in trust 20,000 shares of the $0.075 par value per share common stock of Company which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

       (b) The Trust shall become irrevocable upon approval by the Board of Directors. Company shall provide a certified copy of the resolution of the Board of Directors stipulating that the Trust has been approved by them.

       (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

       (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

       (e) Upon a Change of Control, as defined in Section 13(d) herein, and on the last day of every calendar quarter commencing with the first calendar quarter beginning after the month in which a Change of Control occurs (a "Quarter"), Company shall, as soon as possible, but in no event longer than thirty days following the Change of Control and no longer than ten days after the end of each Quarter, make an irrevocable contribution to the Trust in an amount that is sufficient together with all assets held by the Trust as of such date to pay each Plan participant or beneficiary on a pre-tax basis, the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred, and as of the last day of each Quarter, calculated as if each participant were at least 65 years of age as of the date on which the Change of Control occurred and as of the last day of each Quarter. Company shall notify the Trustee immediately following verification that a Change of Control has occurred.

Section 2.    PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

       (a) Whenever a Plan participant (or his or her beneficiaries) becomes entitled to begin receiving benefits under the Plan, Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of such Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall not be responsible for determining the accuracy of the amounts to be paid according to the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

        (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

       (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

       (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

       (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

           (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

           (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

           (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

           (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

       (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.    PAYMENTS TO COMPANY.

        Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5.    INVESTMENT AUTHORITY.

        It is the intent of Company that the Trustee shall invest the contributions to the Trust in shares of common stock of Company. Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants or their beneficiaries. Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. The Trustee shall hold the stock or other such assets until such time as the stock or other such assets must be liquidated to pay Plan participants or their beneficiaries or until such time as the Trustee determines it to be clearly imprudent to retain the stock or other such assets to preserve the principal balance required to maintain adequate funding for future payments due to Plan participants or their beneficiaries.

        Company represents and warrants that it has filed and will file with the Securities and Exchange Commission and with all applicable state agencies or authorities all required registration statements relating to shares of Company stock and other interests which may be issued under the Plan. The Company acknowledges that it is and shall be responsible for, and that the Trustee shall not be responsible for, preparing or filing such registration statements or for the accuracy of statements contained therein, or for preparing or filing any other reports, statements or filings required under federal or state securities laws with respect to the Trust's investment in Company stock.

Section 6.    DISPOSITION OF INCOME.

        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7.    ACCOUNTING BY TRUSTEE.

        Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty days following the close of each calendar year and within sixty days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.    RESPONSIBILITY OF TRUSTEE.

       (a) Trustee shall act with the care, skill, prudence and diligence under the cirucmstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

       (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

       (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

       (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

       (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

       (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

       (g) Notwithstanding any provision in this Agreement to the contrary, in the event of a Change of Control, the Trustee is hereby directed to sell any and all shares of Company stock, or other stock that is received by the Trustee in exchange for such Company stock as a result of the Change of Control, which the Trustee holds as a Trust asset, within thirty days of such Change of Control. The Trustee shall invest any and all proceeds that it receives as a result of such sales that are not immediately needed in order to make distributions to Plan participants and their beneficiaries in United States government securities and/or securities of United States government agencies with average portfolio maturity of two years. Additionally, if the Trustee sells any Company stock prior to a Change of Control, the proceeds from any such sale that are not immediately needed in order to make distributions to Plan participants and their beneficiaries shall also be invested by the Trustee in United States government securities and/or securities of United States government agencies with average portfolio maturity of two years.

       (h) The Company shall indemnify and hold the Trustee harmless from and against all loss or liability (including expenses and reasonable attorneys' fees), to which it may be subject by reason of its execution of its duties under this Trust, or by reason of any acts taken in good faith in accordance with any directions, or acts omitted in good faith due to absence of directions, from the Company or a Participant, unless, and only to the extent, such loss or liability is due to the Trustee's gross negligence or willful misconduct.

       (i) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving the Plan or the Trust Fund, the Trustee shall be entitled to receive payments on a current basis pursuant to the indemnity provisions provided for in this Section, provided however, that if the final judgment entered in the lawsuit or proceeding holds that Trustee is guilty of gross negligence or wilful misconduct with respect to the Trust Fund, the Trustee shall be required to refund the indemnity payments that it has received.

       (j) All releases and indemnities provided in this Trust Agreement shall survive the termination of this Trust Agreement.

Section 9.    COMPENSATION AND EXPENSES OF TRUSTEE.

        Company shall pay all reasonable administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. In the event of a Change of Control or any other matter, which in the Trustee's reasonable discretion requires the Trustee to perform services in addition to the Trustee's custodial and investment responsibilities under this Agreement, the Trustee shall be entitled to an additional fee as negotiated in good faith. If the parties are unable to reach agreement as to the additional fee, the fee will be calculated using the applicable published U.S.Trust fee schedule for the type of additional service to be provided, less 10%. In addition, the Trustee shall be reimbursed for the reasonable fees and expenses of its counsel or other experts reasonably required to be engaged by the Trustee. Such amounts shall be paid by Company to the Trustee within thirty days of billing, provided that if timely payment is not made by the Company, the Trustee may discharge any such obligation out of the Trust assets, regardless of whether the Trust is fully funded. In the event of the termination of the Trust or the removal or resignation of the Trustee, the Trustee shall be entitled to withhold out of the Trust assets all amounts due to the Trustee pursuant to this Section 9. This Section 9 shall supersede any conflicting provision of this Agreement or the Plan.

Section 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

       (a) Trustee may resign at any time by written notice to Company, which shall be effective ninety days after receipt of such notice unless Company and Trustee agree otherwise.

       (b) Subject to Section 10(c), Trustee may be removed by Company on ninety days notice or upon shorter notice accepted by Trustee.

       (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for ten years.

       (d) If Trustee resigns or is removed within ten years after a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

       (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

       (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.   APPOINTMENT OF SUCCESSOR.

       (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

       (b) If Trustee resigns or is removed pursuant to the provisions of
Section 10(e) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

       (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12.   AMENDMENT OR TERMINATION.

       (a) This Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

       (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with
Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

       (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. Company shall provide verification to the Trustee that all Plan participants or beneficiaries entitled to benefits under the Plan have in fact approved the termination of the Trust. All assets in the Trust at termination shall be returned to Company.

       (d) Sections 1(e), 4, 5, 8(g), 10(c), 10(d), 12(d) and 13(d) of this
Trust Agreement may not be amended by Company for ten years after a Change of Control, as defined herein.

Section 13.   Miscellaneous.

       (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

       (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

       (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       (d) For purposes of this Trust, a Change of Control shall be deemed to have occurred if (a) any person (as defined in Section 13(c) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), becomes the beneficial owner directly or indirectly of thirty percent or more of the combined voting power of the Company's then outstanding securities or (b) during any two-year period, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that (i) any individual who becomes a director of the Company, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board and (ii) no individual who was elected initially as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any other actual or threatened solicitations of proxies or consents by or on behalf of any person other than the Incumbent Board shall be deemed to have been a member of the Incumbent Board.

       (e) If a Plan participant or beneficiary of a Plan participant is required to institute a legal proceeding in order to enforce his or her rights under this Agreement and such Plan participant or beneficiary prevails in such legal proceeding then the Company shall reimburse such Plan participant or beneficiary for the reasonable legal fees and expense incurred in bringing and prosecuting such legal proceeding.

Section 14.   EFFECTIVE DATE.

        The effective date of this Agreement shall be the date first written above.
        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                       "Company"

                                       Tenet Healthcare Corporation

                                       By: /s/ Alan R. Ewalt
                                          ------------------------------------
                                       Its: Sr. Vice President


                                       "Trustee"

                                       United States Trust Company
                                       of New York

                                       By: /s/ Charles Weit
                                          ------------------------------------
                                       Its: Authorizd Agent


                                       United States Trust Company
                                       of New York
                                       114 West 47th Street
                                       New York, New York 10036-1532
                                       Telephone:  212 852-1000